Exhibit 99.5

BIOHITECH GLOBAL, Inc.
80 Red Schoolhouse Road, Suite 101 Chestnut Ridge, NY 10977

FOR IMMEDIATE RELEASE

BioHiTech Global Completes Acquisition to Become the Largest Owner of the Nation’s First HEBioT Renewable Resource Recovery Facility

Company sees the facility’s operations adding $7 million of annual high margin revenue by processing municipal solid waste into an EPA approved solid recovered fuel

CHESTNUT RIDGE, NY – DECEMBER 17, 2018 – BioHiTech Global, Inc. ("BioHiTech" or the "Company") (NASDAQ: BHTG), a technology and services company that provides cost-effective and sustainable waste management solutions, today announced it has completed the acquisition of an additional 26.8% ownership stake in the nation's first HEBioTtm renewable resource recovery facility located in Martinsburg, West Virginia (the “Martinsburg Facility”).

The acquisition makes BioHiTech the largest owner of the Martinsburg Facility, enabling the Company to consolidate the operations in the Company’s financial statements. The Martinsburg Facility is expected to generate $7 million of annual high margin revenue beginning in 2019. The facility utilizes a patented high efficiency mechanical and biological treatment process (“HEBioT Process”) for the disposal and recycling of mixed municipal solid waste into an EPA approved solid recovered fuel.  The HEBioT Process is expected to divert from landfills as much as 80% of the waste that enters the facility.

Commenting on the acquisition, Frank E. Celli, Chief Executive Officer of BioHiTech Global stated, “This acquisition is an important part of our strategic growth plan and we are excited to have become the largest owner of the first US facility using this important environmentally beneficial technology. This flagship facility will add significant high margin revenue to our income statement and serve as the cornerstone to the planned rollout of additional HEBioT facilities in the coming years through our exclusive development rights agreement with Entsorga. With this important transaction now behind us, we look forward to continuing our efforts to build value for our stockholders by positioning BioHiTech for sustainable long term revenue growth.”

BioHiTech acquired the additional ownership stake in the Martinsburg Facility from Entsorga USA in exchange for the issuance of $1,886,330 million of newly issued Series E preferred stock, convertible into 714,519 shares of the Company’s common stock at a fixed price of $2.64 per share. Entsorga USA, a company owned by the principals of the Italian engineering firm that developed the HEBioT technology, will remain as a minority owner of the Martinsburg Facility. Under certain conditions, the Company is obligated to redeem up to $400,000 or 151,515 shares of the Series E preferred at the request Entsorga USA. A more detailed description of the transaction will be available in a current report on Form 8-K to be filed with the Securities and Exchange Commission.

About BioHiTech Global

BioHiTech Global, Inc. (NASDAQ: BHTG), is changing the way we think about managing waste.   Our innovative waste management services combined with our disruptive technologies provide sustainable waste disposal and supply chain management solutions for businesses and municipalities of all sizes.  Our cost-effective technology platforms can virtually eliminate landfill usage through real-time data analytics to reduce waste generation, biological disposal of food waste at the point of generation, and the processing of municipal solid waste into a valuable renewable fuel.  For more information, please visit www.biohitech.com.

Forward Looking Statements

Statements in this document contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on many assumptions and estimates and are not guarantees of future performance. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of BioHiTech Global, Inc. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. BioHiTech Global, Inc. assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as "Risk Factors" in our filings with the Securities and Exchange Commission ("SEC"). There may be other factors not mentioned above or included in the BioHiTech's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. BioHiTech Global, Inc. assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Company Contact:

BioHiTech Global, Inc.

Rich Galterio

Executive Vice President

Direct: 845.367.0603

rgalterio@biohitech.com

www.biohitech.com